                                                 Wachovia Asset Securitization, Inc.
                                              Asset-Backed Notes, Series 2003-HE1
                                                       Statement to Securityholder                                                          Distribution Date: 10/25/04

                                                Original        Beginning                                           Unpaid                              Ending
                                Certificate    Certificate      Certificate                                         Principal      Total              Certificate
      Class            Cusip       Rate         Balance          Balance                Interest      Principal     Amount     Distribution            Balance

       A-1           92975QAA8  2.130000%    1,000,000,000.00  679,946,964.25         1,126,445.47  11,414,313.42     0.00     12,540,758.89        668,532,650.83

Factors per Thousand                                            679.94696425           1.12644547     11.41431342                12.54075889          668.53265083

       A-2           92975QAB6  1.910000%     100,000,000.00   67,994,696.42          101,009.90     1,141,431.34     0.00     1,242,441.24          66,853,265.08

Factors per Thousand                                            679.94696420           1.01009900     11.41431340                12.42441240          668.53265080

  Certificate           n/a     0.000000%          0.00        14,008,460.39          981,475.81         0.00         0.00      981,475.81           13,971,517.48

     Totals                                 1,100,000,000.00  747,941,660.67        2,208,931.18    12,555,744.76    0.00     14,764,675.94       735,385,915.91

                                                                            - Page 1 -

                                                                                                Bond Interest Information

                                                       Type of                      Accrual                              Moody's            S&P              Fitch
     Class                 Cusip                     Certificate                     Period           LIBOR/Auction   Original Rating* Original Rating* Original Rating*

       A-1             92975QAA8                 Senior/Variable                     28/360                1.84000%         Aaa             AAA               n/a

       A-2             92975QAB6                  Senior/Auction                     28/360                1.91000%         Aaa             AAA               n/a

* Original Ratings of the Offered Certificates per the Prospectus Supplement dated September 25, 2002

                                                                                                        - Page 2 -

                                  Bond Interest Information

           Current           Current                   Current       Outstanding           Cumulative
Class    Interest Due    Interest Shortfall       Shortfall Paid   Shortfall to be Paid  Interest Shortfall

A-1      1,126,445.47          0.00                     0.00              0.00                 0.00

A-2      101,009.90            0.00                     0.00              0.00                 0.00

                                             - Page 3 -

                     Collection Activity

Interest
Interest Collected                          2,587,436.59
(Additional Balance Interest)                   0.00
(Relief Act Shortfalls)                         0.00

Total Interest Collected                    2,587,436.59

Principal
Principal Collected                        29,436,843.81
Net Liquidation Proceeds                        0.00
Substitute Adjustment Amount                    0.00
Other Principal Collected                       0.00
(Additional Balance Increase)                   0.00
(Draw Amounts)                             (16,848,632.54)

Total Principal Collected                  12,588,211.27

Additional Funds
Interest Earnings from the Reserve Fund         0.00
Draws from the Policy                           0.00
Yield Maintenance Payment                       0.00

Total Additional Funds Collected                0.00

Total Available Collections                15,175,647.86

                             - Page 4 -

                  Collateral Information

Periodic Information
Beginning Collateral Balance               761,950,121.06
Ending Collateral Balance                  749,357,433.39
Current Liquidation Loss Amounts              4,476.40
Cumulative Liquidation Loss Amounts         1,213,289.76
Gross WAC                                     4.370%
Net WAC                                       4.063%
WAM                                             201
AGE                                              32
Gross CPR                                     37.674%
Net CPR                                       18.119%
Draw Rate                                     23.534%

Original Information
Collateral Balance                        1,100,011,119.68
Number of Loans                                22,971
Gross WAC                                     4.407%
WAM                                             233

Overcollateralization Information
Overcollateralization Target Amount        13,971,517.48
Beginning Overcollateralization Amount     14,008,460.39
Ending Overcollateralization Amount        13,971,517.48
Overcollateralization Increase                  0.00
Overcollateralization Decrease               36,942.91

                             - Page 5 -

              Additional Account Activity

                    Funding Account

Beginning Balance                        0.00

Interest Earnings                        0.00

Deposits                                 0.00

Withdrawals                              0.00

Ending Balance                           0.00

                      Delinquency Information

Delinquent:                  #                   $          %

              30-59 Days     20            1,309,942.45   0.175%
              60-89 Days     4             164,202.99     0.022%
             90-119 Days     6             310,262.09     0.041%
             120-149 Days    4             144,870.17     0.019%
             150-179 Days    2             145,434.40     0.019%
              180+ Days      6             221,517.48     0.030%

                Total        42           2,296,229.58    0.306%

Foreclosure:                 #                   $          %

                             16            695,936.48     0.093%

REO:                         #                   $          %

                             0                 0.00       0.000%

                              - Page 7 -

                                               Miscellaneous Reporting Items

                        Fees                                                         Additional Information

Servicing Fee                      317,479.22           3 Largest Mortgage Loan Balances                       7,341,610.75
Enhancer Premium                   93,492.71            Additional Balances created during the first
Indenture Trustee Expenses           0.00                Rapid Amortization Period                                     0.00
Broker Dealer Expenses               0.00               Additional Balance Increase Amount payable
Auction Agent Expenses               0.00                to Certificateholders                                         0.00
                                                        Additional Balance Increase Amount payable
Total Fees                         410,971.92            from Principal Collections                                    0.00
                                                        Condition 1 in effect?                                           No
                                                        Condition 2 in effect?                                           No
                Amortization Period                     Condition 3 in effect?                                           No
                                                        Cumulative Subsequent Mortgage Loans                           0.00
Revolving (Yes / No)                   No               Deficiency Amount                                              0.00
Managed Amortization (Yes / No)       Yes               Draws from Policy not yet Reimbursed                           0.00
Rapid Amortization (Yes / No)          No               Liquidation Loss Amount %                                     0.1%
                                                        Net Excess Spread % - Current                               1.953%
                                                        Net Excess Spread % - 2 mth avg                             1.668%
                                                        Net Excess Spread % - 3 mth avg                             1.601%
                                                        Percentage Interest Class A-1                                90.9%
                                                        Percentage Interest Class A-2                                 9.1%
                                                        Stepdown Date Active (Yes / No)                                  No
                                                        Stepdown Delinquency Test Met? (Yes / No)                       Yes

                                                         - Page 8 -